As filed with the Securities and Exchange Commission on May 28, 2010      Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3154463
(State of incorporation)	(I.R.S. Employer Identification No.)

2100 Powell Street
Emeryville, California 94608
(510) 597-6500
(Address and telephone number of Principal Executive Offices)
2005 EQUITY INCENTIVE PLAN, AS AMENDED
(Full title of the plan)
N. Anthony Coles, M.D.
President and Chief Executive Officer
Onyx Pharmaceuticals, Inc.
2100 Powell Street
Emeryville, California 94608
(510) 597-6500
(Name, address, and telephone number of agent for service)

Copies to:
Robert L. Jones, Esq.
Michael E. Tenta, Esq.
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304-1130
(650) 843-5000
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
To Be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, par value $0.001 per share	3,000,000	$22.17	$66,510,000	$4,742.16

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall cover any additional shares of Common Stock which become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the registrant’s outstanding Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on May 25, 2010. The above chart illustrates the distribution of the shares being registered hereby.

PART II
EXPLANATORY NOTE
          This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,000,000 shares of Onyx Pharmaceuticals, Inc.’s (the “Company”) Common Stock to be issued pursuant to the Company’s 2005 Equity Incentive Plan, as amended.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
a)	The Company’s Registration Statement on Form S-8 filed on June 23, 2005, under the Securities Act (File No. 333-126089).

b)	The Company’s Registration Statement on Form S-8 filed on May 30, 2006, under the Securities Act (File No. 333-134567).

c)	The Company’s Registration Statement on Form S-8 filed on May 25, 2007, under the Securities Act (File No. 333-143309).

d)	The Company’s Registration Statement on Form S-8 filed on May 15, 2008, under the Securities Act (File No. 333-150928).

e)	The Company’s Registration Statement on Form S-8 filed on May 27, 2009, under the Securities Act (File No. 333-159496).
          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

EXHIBITS

Exhibit
Number
4.1(1)	Restated Certificate of Incorporation.

4.2(2)	Amended and Restated Bylaws of the Company.

4.3(3)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

4.4(4)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

4.5(1)	Specimen Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature pages.

99.1(5)	2005 Equity Incentive Plan, as amended.

(1)	Previously filed as an exhibit to the Company’s Registration Statement on Form SB-2 (No. 333-3176-LA), and incorporated herein by reference.

(2)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 5, 2008, and incorporated herein by reference.

(3)	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed on August 7, 2000 and incorporated herein by reference.

(4)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-3 (No. 333-134565) filed on May 30, 2006.

(5)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 28, 2010.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on the 26th day of May, 2010.

ONYX PHARMACEUTICALS, INC.
By:	/s/ N. Anthony Coles
N. Anthony Coles
President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints N. Anthony Coles, M.D. and Matthew K. Fust, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ N. Anthony Coles	Director,	May 26, 2010

N. Anthony Coles	President and Chief Executive Officer (Principal Executive Officer)

/s/ Matthew K. Fust	Executive Vice President and Chief Financial Officer	May 26, 2010

Matthew K. Fust	(Principal Financial and Accounting Officer)

/s/ Paul Goddard	Lead Director	May 26, 2010

Paul Goddard

/s/ Antonio Grillo-López	Director	May 26, 2010

Antonio Grillo-López

/s/ Magnus Lundberg	Director	May 26, 2010

Magnus Lundberg

/s/ Corinne H. Nevinny	Director	May 26, 2010

Corinne H. Nevinny

/s/ Wendell Wierenga	Director	May 26, 2010

Wendell Wierenga

/s/ Thomas G. Wiggans	Director	May 26, 2010

Thomas G. Wiggans

EXHIBIT INDEX

Exhibit
Number
4.1(1)	Restated Certificate of Incorporation.

4.2(2)	Amended and Restated Bylaws of the Company.

4.3(3)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

4.4(4)	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

4.5(1)	Specimen Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature pages.

99.1(5)	2005 Equity Incentive Plan, as amended.

(1)	Previously filed as an exhibit to the Company’s Registration Statement on Form SB-2 (No. 333-3176-LA), and incorporated herein by reference.

(2)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 5, 2008, and incorporated herein by reference.

(3)	Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed on August 7, 2000 and incorporated herein by reference.

(4)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-3 (No. 333-134565) filed on May 30, 2006.

(5)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 28, 2010.